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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
  Vintage Wine Trust Inc.
San Rafael, California

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-129639 on Form S-11 of our report dated November 8, 2005, relating the consolidated financial statements and supplemental schedule of Vintage Wine Trust Inc. and subsidiaries (the "Company") appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
February 8, 2006